SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2010

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7500 San Felipe, Suite 675 Houston, Texas 77063
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events

On February 11, 2010, Saratoga Resources, Inc. (“Saratoga”), and its operating subsidiaries, filed a Third Amended Plan of Reorganization as Jointly Proposed by the Debtors, Macquarie Americas Corp. and the Official Committee of Equity Security Holders (the “Third Amended Plan”).

As previously disclosed, on March 31, 2009 (the “Petition Date”), Saratoga, and four of its subsidiaries and affiliates, Harvest Oil & Gas, LLC (“Harvest Oil”), The Harvest Group, LLC (“Harvest Group”), Lobo Operating, Inc. (“Lobo Operating”) and Lobo Resources, Inc. (“Lobo Resources” and together with Saratoga, Harvest Oil, Harvest Group and Lobo Operating, collectively, the “Debtors”) each filed a voluntary petition in the United States Bankruptcy Court for the Western District of Louisiana (the “Bankruptcy Court”) for reorganization relief (“Reorganization”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”).

On November 30, 2009, the Bankruptcy Court ruled from the bench to confirm the Debtors’ Second Amended Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (as Modified as of November 25, 2009) (the “Second Amended Plan”) and entered an order reflecting this ruling on December 2, 2009 (the “Confirmation Order”). Effectiveness of the Second Amended Plan was subject to, among other things, negotiation and execution of definitive agreements (the “Definitive Agreements”) reflecting the financing terms set out in the Second Amended Plan, with the Debtors’ lenders, Macquarie Bank Limited (“Macquarie”) and Wayzata Investment Partners LLC (“Wayzata”).

As a result of the inability to reach an agreement with Wayzata and Macquarie as to the form of the Definitive Agreements, the Confirmation Order was vacated and the Debtors, along with an affiliate of Macquarie and the Official Committee of Equity Security Holders, filed the Third Amended Plan.

Summary of Third Amended Plan Treatment

The following is a summary of the material treatment provisions of the Third Amended Plan. This summary is qualified in its entirety by reference to the Third Amended Plan, which is attached hereto as Exhibit 99.1, and incorporated in this Item 8.01 by reference. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Third Amended Plan.

Macquarie

The existing revolving credit facility (the “Revolver Facility”) with Macquarie, and the lien arising thereunder, shall remain in place substantially in its current form.

On the effective date of the Third Amended Plan (the “Effective Date”), the Debtors shall pay, in cash, all allowed secured claims of Macquarie that arose after the Petition Date and before the Effective Date, including costs and expenses, including legal fees, incurred by Macquarie.  The remaining balance owing to Macquarie shall be repayable in the manner and on the terms provided for in the existing credit agreement with Macquarie, as modified by the Third Amended Plan.

Wayzata

On the Effective Date, $5 million in cash will be paid toward reduction of the allowed claim of Wayzata (the “Wayzata Claim”).  The balance of the Wayzata Claim, including allowed expenses and legal fees, will be payable monthly on an interest only basis over a period of 36 months, with interest accruing at 10% per annum over the first 12 months, 11% per annum over the second 12 months and 12% per annum over the third twelve months, and the balance of the Wayzata Claim, including all accrued and unpaid interest and expenses, will be payable in full on the third anniversary of the Effective Date of the Third Amended Plan.

On the Effective Date, Saratoga will issue to Wayzata a warrant (the “New Warrant”) to purchase up to 2,416,540 shares of common stock of Saratoga at $0.01 per share.  The New Warrant vests and is exercisable if and only if the Wayzata Claim has not previously been paid in full: (i) as to 161,103 shares on the last day of each of the first three fiscal quarters following the Effective Date, beginning with the first full fiscal quarter following the Effective Date, and (ii) as to 322,206 shares on the last day of each of the fourth through the ninth fiscal quarters after the Effective Date.

The Third Amended Plan also provides that Saratoga will grant to Wayzata the right to nominate one director so long as the Wayzata Claim remains outstanding and unpaid.  Pursuant to that right, Thomas Cooke and Andy Clifford, Saratoga’s principal shareholders and members of management, are obligated to enter into a Voting Agreement whereby each agrees to vote for the director nominee of Wayzata.

Oil Well Lien Act Claim Creditors and Other Secured Creditors

With respect to Oil Well Lien Act Claim creditors and other secured creditors, the Third Amended Plan provides for payment of 100% of such allowed claims, including accrued interest, costs and attorneys’ fees, payable: (i) 80% in cash on the Effective Date, and (ii) 20% in 4 quarterly installments.  Notwithstanding the foregoing, in the event that the Debtors refinance their Macquarie and Wayzata indebtedness or raise equity capital in the first 12 months after the Effective Date and achieve sufficient liquidity as a result (as determined in the reasonable discretion of the Debtors), any remaining amounts owed to the Oil Well Lien Act Claim creditors and other secured creditors will be prepaid.

The Third Amended Plan also provides that the Oil Well Lien Act Claim creditors, other secured creditors (not Macquarie or Wayzata) and the general unsecured creditors will, in the aggregate, be issued 483,310 shares of common stock to be allocated pro rata among each.

General Unsecured Creditors

With respect to general unsecured creditors, the Third Amended Plan provides for payment of 100% of such allowed claims, payable: (i) 75% in cash on the Effective Date, and (ii) 25% plus accrued interest, costs and fees in 4 quarterly installments.  Notwithstanding the foregoing, in the event that the Debtors refinance their Macquarie and Wayzata indebtedness or raise equity capital in the first 12 months after the Effective Date and achieve sufficient liquidity as a result (as determined in the reasonable discretion of the Debtors), any remaining amounts owed to the general unsecured creditors will be prepaid.

As noted above, the general unsecured creditors will be issued a pro rata portion of the 483,310 shares of common stock to be issued to the Oil Well Lien Act Claim creditors, the other secured creditors and the general unsecured creditors.

State Lessor Audit Royalty Claims

State lessor audit royalty claims in the amount of $1,709,656 are payable under the Third Amended Plan in 24 equal monthly installments of $71,235.68.

Management Notes

With respect to notes payable to Thomas Cooke and Andy Clifford, the Third Amended Plan provides for the accrual and compounding of interest on those notes with the principal and all accrued interest being payable in full in 40 months, subject to the prior payment of all allowed claims in the bankruptcy.

Equity and Warrants

Under the Third Amended Plan, each holder of equity securities of Saratoga, including common stock, warrants and options, shall retain identical interests following the Effective Date, provided, however, that holders of equity securities will receive no dividends or distributions in respect of their equity holdings unless and until the holders of all allowed claims have been paid in full in accordance with the Third Amended Plan.

Conditions of Plan

Effectiveness of the Third Amended Plan is subject, among other things, to confirmation by the Bankruptcy Court, and execution of the Macquarie Amended and Restated Credit Agreement and the Wayzata Amended and Restated Credit Agreement.

There can be no assurance that the Third Amended Plan will ultimately be confirmed and the terms thereof carried out.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Third Amended Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated: February 18, 2010	By:	/s/ Thomas F. Cooke
Thomas F. Cooke
Chief Executive Officer

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